UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2013 (February 25, 2013)

GLOBAL GEOPHYSICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware		05-0574281
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

13927 South Gessner Road Missouri City, Texas		77489
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 972-9200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 25, 2013, Global Geophysical Services, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter ended December 31, 2012.   A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.  The information contained in this Item 2.02 and the attached Exhibit  99.1 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2013, Global Geophysical Services, Inc. (the “Company”) announced that Jim Brasher, 64, will join the Company as Senior Vice President, Secretary and General Counsel of the Company, effective March 18, 2013.  Prior to joining the Company, Mr. Brasher was engaged in private practice from May 2012 to the present.  He served as the Vice President, Senior Legal Counsel and Corporate Secretary of Petroleum Geo-Services, Inc. from April 2004 to May 2012.  Mr. Brasher was the Senior Vice President and General Counsel of Reservoir Technologies, Inc. from January 2000 to October 2003.  The Company’s employment of Mr. Brasher is governed by an employment agreement which provides for a base annual salary of $288,000, a grant of 50,000 restricted shares of the Company’s common stock and certain other discretionary bonus payments.  If the Company terminates Mr. Brasher without cause or Mr. Brasher resigns from his employment for good reason, he is entitled to certain severance payments and benefits.  The employment agreement also contains various noncompetition and non-solicitation provisions.  The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1.

On February 25, 2013, Christopher P. Graham resigned as Senior Vice President, Secretary and General Counsel of the Company, effective February 28, 2013.  Mr. Graham’s employment agreement allows Mr. Graham to terminate his employment with the Company upon the resignation of Richard Degner, who resigned from the Company on January 25, 2013.  Upon his resignation, Mr. Graham received a single payment of aggregate compensation in the amount described in his employment agreement with the Company.  Mr. Graham’s resignation was not the result of any disagreement with the Company relating to its operations, policies or practices.

On February 25, 2013, Jesse Perez, III resigned as the Chief Accounting Officer of the Company, effective February 28, 2013.  Mr. Perez’s resignation was not the result of any disagreement with the Company relating to its operations, policies or practices.  P. Mathew Verghese, the Company’s Senior Vice President and Chief Financial Officer will assume the duties and responsibilities of the Chief Accounting Officer, along with his current duties and responsibilities to the Company.

Item 9.01. Financial Statements and Exhibits.

The following Exhibits are filed as part of this Report:

10.1           Employment Agreement effective March 18, 2013 between Global Geophysical Services, Inc., and Jim Brasher.

99.1           Press Release dated February 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2013	GLOBAL GEOPHYSICAL SERVICES, INC.

	By:	/s/ P. Mathew Verghese
P. Mathew Verghese Senior Vice President and Chief Financial Officer